2 Agenda  BB&T vision and mission  BB&T overview  Performance recap  Balancing expense objectives  Well-positioned for the future

4 Among Leaders in Key Performance Measures Most Recent Quarter Results BB&T Peer Rank Return on average tangible common equity1 15.20% 2nd Return on risk-weighted assets 1.45% 3rd Net interest margin 3.39% 1st GAAP efficiency Adjusted efficiency1 61.7% 58.7% 6th 4th Dividend yield 3.18% 2nd Nonperforming assets as a % of total assets (2nd quarter results) 0.40% 1st 1 See non-GAAP reconciliations included in the attached Appendix Peers include CFG, CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, WFC and ZION; ROATCE excludes RF; RWA excludes MTB and WFC Source: SNL and Company Reports

5 BB&T is…  A values-driven highly profitable growth organization. While we have had a very successful merger history, our primary focus is on organic growth; nonetheless, we are well positioned for strategic opportunities.  Our fundamental strategy is to deliver the best value proposition in our markets. Recognizing value is a function of quality to price, our focus is on delivering high quality client service resulting in the Perfect Client Experience.  Our over-arching purpose is to achieve our vision and mission, consistent with our values, with the ultimate goal of maximizing shareholder returns.

6 1 Excludes home office deposits 2 Deposit Market Share data as of June 30, 2016 Source: FactSet, FDIC, SNL DataSource State # of Branches Deposits2 State Rank North Carolina1 356 $ 28.7 bn Virginia 352 $ 22.6 bn Florida 322 $ 17.5 bn Pennsylvania 263 $ 14.8 bn Georgia 156 $ 12.4 bn Maryland 165 $ 10.1 bn South Carolina 112 $ 7.9 bn Kentucky 111 $ 6.3 bn Texas 122 $ 5.8 bn West Virginia 75 $ 5.0 bn Alabama 86 $ 4.0 bn New Jersey 34 $ 2.5 bn Tennessee 49 $ 2.4 bn District of Columbia 13 $ 1.2 bn Indiana 2 NM Ohio 2 NM Total # of Branches 2,220 BB&T Corporation: A Growing Franchise 8th Largest U.S. Financial Institution2 15 7 NM 4 2 6 4 2 14 3 5 1 5 NM 6 9

7 Premier Model for Community Banking… 26 Banking Regions Local decision- making Centralized support system Foundation for our relationship management culture model … and Diverse Non-Bank Businesses

8 Diversification Drives Revenue and Productivity **Based on segment revenues, excluding other, treasury and corporate for quarter ending 09/30/2016 2.09% 1.73% 1.68% Superior Performance… BB&T National Peers Largest 4 Banks Revenue/average assets 10-year average 2006-2015 …With Less Volatility1 0.31% 0.34% 0.40% Revenue/average assets 10-year standard deviation 2006-2015 BB&T National Peers Largest 4 Banks Data per SNL Financial and as of 12/31/2015 National peer group: CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION Largest 4 BHCs: BAC, C, JPM, WFC 1 Volatility measured as standard deviation of PPNR/Average Asset ratios Revenue Diversification by Segment** Community Banking 49% Residential Mortgage Banking 8% Dealer Financial Services 7% Specialized Lending 7% Financial Services 14% Insurance Holdings 15%

9 Loans Reflect Slower Commercial Growth and Targeted Runoff1  Average loans and leases held for investment increased 0.3% annualized in 3Q16 vs. 2Q16  Excluding residential mortgage and sales finance, average loans held for investment grew approximately 2.2% annualized vs. 2Q16  Experienced loan growth vs. 2Q16 in other portfolios:  Premium Finance, up 57.1% annualized  Sheffield, up 21.3% annualized  Regional Acceptance, up 15.5% annualized  Revolving credit, up 9.6% annualized  4Q16 management expectations  Average loans are expected to increase 1% – 3% annualized in the fourth quarter vs. 3Q16 1 Excludes loans held for sale $130.5 $134.8 $134.4 $141.1 $141.3 $100.0 $110.0 $120.0 $130.0 $140.0 $150.0 3Q15 4Q15 1Q16 2Q16 3Q16 Average Loans Held for Investment ($ in billions)

10 Portfolio De-Risking and Re-positioning Largely Complete Source: Y-9C via SNL, RMO Analytics and Business Intelligence. Excludes loans held for sale. Peers include: CFG, CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, WFC, ZION BB&T Loan Portfolio Mix Improvement Over Time Over the Long-term C&I CRE – IPP CRE – C&D Dealer floor plan Direct retail lending Sales finance Revolving credit Residential mortgage Other lending subsidiaries Growing Risk/Return Advantaged Portfolios

11 Executing on Credit Portfolio Strategies Allocating more capital to risk / return advantaged business units Improving the risk adjusted return within business units Increasing client profitability and retention by satisfying all of their financial needs  Other lending subsidiaries – Growth of 22.3% annualized 3Q16 vs. 2Q16  Revolving credit – Growth of 9.6% annualized 3Q16 vs. 2Q16  C&I – Mortgage Warehouse Lending growth of 26.4% vs. 3Q15  CRE IPP / C&D – Limiting growth in multifamily and hospitality  Sales finance – Shifting production away from lower profitability ‘super-prime’ thereby improving credit spreads 21bps over 3Q15  Direct retail lending – stimulating production in product areas where BB&T is getting paid for risk (e.g. 1st Lien HELOCs, unsecured loans)  Residential mortgage – Selling conforming production to generate mortgage banking income  BB&T Wealth – Growth of 8.6% annualized vs. 2Q16 for loans and 13.7% annualized vs. 2Q16 for transaction deposits  Corporate Banking – Growth of 31% in noninterest income vs. 2Q16

12 Noninterest-Bearing Deposits Reflect Strong Growth $143.8 $148.5 $149.9 $160.3 $159.5 0.24% 0.24% 0.25% 0.23% 0.23% 0.20% 0.25% 0.30% 0.35% 0.40% $120.0 $130.0 $140.0 $150.0 $160.0 $170.0 3Q15 4Q15 1Q16 2Q16 3Q16 Total Interest-Bearing Deposit Cost  Total deposits averaged $159.5 billion, a decrease of $835 million vs. 2Q16  Personal, down 5.2%  Business, up 3.7%  Public Funds, up 11.2%  Noninterest-bearing deposits increased $1.8 billion, or 14.3% annualized vs. 2Q16 Average Total Deposits ($ in billions) $44.2 $45.8 $46.2 $48.8 $50.6 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 3Q15 4Q15 1Q16 2Q16 3Q16 Average Noninterest-Bearing Deposits ($ in billions)

13 Credit Quality Reflects Seasonal Increase1  Credit quality results reflect expected seasonal increase in consumer-related portfolios  Net charge-offs totaled $130 million, up 9 bps vs. 2Q16  Loans 90 days or more past due2 decreased 3.0% vs. 2Q16  Loans 30-89 days past due2 increased 7.2% vs. 2Q16  NPAs decreased 4.9% vs. 2Q16  Reflects October shared national credit exam guidance  4Q16 management expectations  Management expects 4Q16 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range in 4Q16 0.36% 0.34% 0.42% 0.32% 0.38% 0.33% 0.40% 0.32% 0.00% 0.20% 0.40% 0.60% 3Q15 4Q15 1Q16 2Q16 3Q16 Total Nonperforming Assets as a Percentage of Total Assets Total NPAs Energy-related nonperformers Annualized Net Charge-offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 2 Excludes nonperforming loans and leases 0.32% 0.38% 0.46% 0.28% 0.37% 0.00% 0.20% 0.40% 0.60% 3Q15 4Q15 1Q16 2Q16 3Q16

14 Net Interest Margin Decreases Slightly to 3.39% 3.35% 3.35% 3.43% 3.41% 3.39% 3.15% 3.12% 3.18% 3.16% 3.17% 2.96% 2.96% 2.99% 2.95% 2.96% 2.50% 3.00% 3.50% 4.00% 3Q15 4Q15 1Q16 2Q16 3Q16 Reported NIM Core NIM Peers  3Q16 NIM decreased 2 bps due to:  Lower investment portfolio yields, down 15 bps  4Q16 management expectations  GAAP net interest margin expected to decline 3-5 bps due to a reduction in purchase accounting accretion  Core net interest margin expected to remain essentially flat as lower interest rates are offset by: - favorable asset mix changes - favorable funding cost and mix changes - one rate increase in December 2016  Average earning assets are expected to decline approximately $1 billion in 4Q16 vs. 3Q16 due to lower securities balances  Asset sensitivity increased due to:  Growth in favorable funding sources  Positive growth in shorter asset classes Net Interest Margin 1 -1.89% 1.96% 3.26% 4.62% -1.42% 1.44% 2.42% 3.18% -2.00% 0.00% 2.00% 4.00% 6.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 09/30/16 Sensitivities as of 06/30/16 Rate Sensitivities 1 See non-GAAP reconciliations included in the attached Appendix Peers include: CFG, CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, WFC and ZION

Purchase Accounting Summary

BB&T

($ in millions)	Acc. Yield[1] PCI Loans	PA Mark[2] Non-PCI Loans	PA Mark[3] Liabilities	PA Mark[4] Securities
Balance, June 30, 2016	$ 453	$ 355	$ 61	$ 412
Interest income:				
Scheduled accretion	(38)	(23)	(7)	(8)
Cash recoveries/early payoffs	(14)	(17)	-	-
Total interest income	(52)	(40)	(7)	(8)
Other	20	3	-	-
Balance, Sept. 30, 2016	$ 421	$ 318	$ 54	$ 404
NBV/amortized cost of related assets/liabilities at Sept. 30, 2016	$ 1,007	$ 14,708	$ 3,432	$ 655

[1] Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments).

[2] Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

[3] Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

[4] Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

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16  4Q16 management expectations  Total noninterest income expected to be relatively flat 40.3% 40.3% 39.9% 41.2% 41.9% 38.3% 39.1% 36.2% 37.5% 38.5% 35.0% 37.5% 40.0% 42.5% 45.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Fee Income Ratio BBT Peers 1 See non-GAAP reconciliations included in the attached Appendix Peers include: CFG, CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, WFC and ZION Superior Fee Income and Efficiency Relative to Peers 65.0% 63.4% 60.7% 65.4% 61.7% 59.8% 59.2% 58.8% 59.6% 58.7% 62.7% 61.4% 62.7% 62.0% 61.3% 55.0% 60.0% 65.0% 70.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Efficiency Ratio GAAP Efficiency Adjusted Efficiency Peers  4Q16 management expectations  Excluding merger-related and restructuring charges and unusual items, expenses are expected to be down slightly in the fourth quarter 1

17 Balancing Expense Objectives Strategic Investment Priorities Digital transformation Real-time payments “Zelle” Brand / Social Media Marketing Corporate Lending / Wealth Cybersecurity Compliance Cost Savings Opportunities Complete National Penn and Swett & Crawford integrations Space consolidation and branch rationalization Automation / Robotics Vendor contract negotiation Business process optimization Organizational realignments

18 Capital and Liquidity Remain Strong 10.1% 10.3% 10.4% 10.0% 10.1% 9.0% 9.5% 10.0% 10.5% 11.0% 3Q15 4Q15 1Q16 2Q16 3Q16  The common equity tier 1 ratio was 9.9% fully phased-in  BB&T’s 3Q16 LCR was 122%  BB&T’s 3Q16 liquid asset buffer was 13.6% (high quality liquid assets as a percentage of total assets)  4Q16 capital actions:  Continue share repurchase program with up to $160 million in share repurchases in the 4th quarter 1 Current quarter regulatory capital information is preliminary Common Equity Tier 1 1

19 Well-Positioned For the Future  Pennsylvania integration going well  Diversification drives long-term stability / less volatility  Maintaining long-term performance advantages  Most diversified insurance brokerage platform in the industry  Achieving targeted cost savings / intensifying focus on expenses  Investments in digital opportunities  U by BB&T  Strong dividend  Among the highest dividend payout ratios  Unique and non-negotiable culture

20 Value System Revenues Superior Shareholder Long-term Returns Value System Attract / Train and Retain the Right People Perfect Client Experience Culture Matters – Values Are Consistent and Important

Appendix

23 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. Non-GAAP Reconciliations1 (Dollars in millions) Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Return on Average Tangible Common Shareholders' Equity 2016 2016 2016 2015 2015 Net income available to common shareholders $ 599 $ 541 $ 527 $ 502 $ 492 Plus: Amortization of intangibles, net of tax 24 26 20 21 18 Tangible net income available to common shareholders $ 623 $ 567 $ 547 $ 523 $ 510 Average common shareholders' equity $ 26,824 $ 26,519 $ 25,076 $ 24,736 $ 23,957 Less: Average intangible assets 10,545 10,574 9,226 9,224 8,666 Average tangible common shareholders' equity $ 16,279 $ 15,945 $ 15,850 $ 15,512 $ 15,291 Return on Average Tangible Common Shareholders' Equity 15.20% 14.33% 13.87% 13.37% 13.23%

Non-GAAP Reconciliations1 24 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Efficiency Ratio (1) 2016 2016 2016 2015 2015 Efficiency Ratio Numerator - Noninterest Expense - GAAP $ 1,711 $ 1,797 $ 1,545 $ 1,597 $ 1,594 Amortization of intangibles (38) (42) (32) (32) (29) Merger-related and restructuring charges, net (43) (92) (23) (50) (77) Gain (loss) on early extinguishment of debt - - 1 - - Charitable contribution (50) - - - - Settlement of FHA-insured loan matters and related recovery 73 - - - - Efficiency Ratio Numerator - Adjusted $ 1,653 $ 1,663 $ 1,491 $ 1,515 $ 1,488 Efficiency Ratio Denominator - Revenue - GAAP $ 2,774 $ 2,747 $ 2,545 $ 2,519 $ 2,452 Taxable equivalent adjustment 40 40 39 38 37 Securities (gains) losses, net - - (45) - 2 Efficiency Ratio Denominator - Adjusted $ 2,814 $ 2,787 $ 2,539 $ 2,557 $ 2,491 Efficiency Ratio - GAAP 61.7% 65.4% 60.7% 63.4% 65.0 % Efficiency Ratio - Adjusted 58.7 59.6 58.8 59.2 59.8

Non-GAAP Reconciliations[1]

Reported net interest margin vs. core net interest margin	Quarter Ended Sept. 30 2016	June 30 2016	March 31 2016	Dec. 31 2015	Sept. 30 2015
Reported net interest margin - GAAP	3.39%	3.41%	3.43%	3.35%	3.35%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.03)	(0.06)	(0.06)	(0.03)	(0.04)
Effect of loans acquired from FDIC and PCI	(0.09)	(0.08)	(0.11)	(0.11)	(0.07)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna and National Penn	(0.10)	(0.09)	(0.06)	(0.07)	(0.08)
Adjustments to interest expense:					
Effect of purchase accounting marks on deposits and long-term debt assumed from Susquehanna and National Penn	-	(0.02)	(0.02)	(0.02)	(0.01)
Core net interest margin	3.17%	3.16%	3.18%	3.12%	3.15%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

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